UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 8, 2017 (May 7, 2017)

KATE SPADE & COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-10689	13-2842791
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Park Avenue, New York, New York	10016
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (212) 354-4900

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01                                  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On May 7, 2017, Kate Spade & Company (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Coach, Inc., a Maryland corporation (“Parent”), and Chelsea Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Purchaser”).

Transaction Structure

Pursuant to and subject to the terms and conditions of the Merger Agreement, Purchaser will commence an all-cash tender offer (the “Offer”) no later than May 26, 2017 to acquire any and all of the Company’s outstanding shares of common stock, par value $1.00 per share (the “Shares”). The Shares will be acquired at a purchase price of $18.50 per Share (the “Offer Price”), subject to any required withholding of taxes and without interest thereon. The Offer will initially expire at 11:59 p.m. (New York City time) on the date that is twenty (20) business days following the commencement of the Offer. Under certain circumstances, Purchaser will extend the Offer on one or more occasions in accordance with the terms set forth in the Merger Agreement and the applicable rules and regulations of the United States Securities and Exchange Commission (the “SEC”). Purchaser will not be required to extend the Offer beyond February 7, 2018, and may not extend the Offer beyond such date without the prior written consent of the Company.

As soon as practicable following the consummation of the Offer and subject to the satisfaction or waiver of certain conditions set forth in the Merger Agreement, Purchaser will be merged with and into the Company (the “Merger”), with the Company surviving the Merger as an indirect wholly-owned subsidiary of Parent. The Merger will be governed by Section 251(h) of the Delaware General Corporation Law, as amended (“DGCL”) and effected without a vote of the Company stockholders. At the effective time of the Merger (the “Effective Time”), each issued and outstanding Share (other than Shares owned by (i) the Company (including Shares held in treasury), Parent or any of their wholly-owned subsidiaries, which Shares will be cancelled and will cease to exist or (ii) any person who is entitled to and properly demands statutory appraisal of his, her or its Shares under Delaware law) will be converted into the right to receive an amount in cash equal to the Offer Price, subject to any required withholding taxes and without interest thereon.

At the Effective Time, (i) each Company stock option that is outstanding as of immediately prior to the Effective Time will be canceled and converted into the right to receive an amount in cash equal to (x) the excess, if any, of the Offer Price over the stock option exercise price applicable thereto, multiplied by (y) the number of Shares that are subject to such Company stock option, subject to any required withholding of taxes. Any Company stock options with a per share exercise price equal to or greater than the Offer Price will be canceled for no consideration. In addition, except as otherwise set forth in the Merger Agreement and the waiver letters described below, at the Effective Time, (i) each Company restricted stock unit award will be assumed by Parent and converted into a restricted stock unit award that settles in shares of Parent common stock, (ii) each Company performance share unit award will be assumed by Parent and converted into a restricted stock unit award that settles in shares of Parent common stock, with the number of shares to be determined assuming that the Company performance share unit award has achieved performance at target level and (iii) each Company market share unit award will be assumed by Parent and converted into a restricted stock unit that settles in shares of Parent common stock, with the number of shares to be determined assuming that the Company market share unit award has achieved performance at target level, with each of the converted restricted stock unit awards continuing to be subject to the same terms and conditions (other than performance conditions, but all time vesting conditions remain applicable) under the Company equity plans and award agreements evidencing such Company restricted stock unit awards, Company performance share unit awards, or Company market share unit awards, as applicable, that applied to each such company equity awards immediately prior to the Effective Time.

Conditions

The obligation of Purchaser to purchase Shares tendered in the Offer is subject to customary closing conditions, including (i) a number of Shares must have been validly tendered and received and not validly withdrawn that, when added to the number of Shares (if any) then owned by Parent or Purchaser, equals at least a majority of all Shares then outstanding, (ii) the expiration or termination of applicable waiting periods under, or receipt of the applicable consents required under, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and relevant antitrust and competition laws in Japan, (iii) the absence of any order, applicable law or other legal restraints of an applicable governmental authority enjoining or otherwise prohibiting the consummation of the Offer or the Merger, (iv) the accuracy of certain representations and warranties of the Company contained in the Merger Agreement, subject to specified materiality qualifications, (v) compliance, in all material respects, by the Company with its covenants contained in the Merger Agreement, (vi) the absence of a material adverse effect on the Company since the date of the Merger Agreement, and (vii) that the Merger Agreement has not been terminated. The consummation of the Offer is not subject to a financing condition.

Other Terms of the Merger Agreement

The Merger Agreement contains customary representations, warranties and covenants for a transaction of this nature, including the obligation of the Company to (i) carry on its business in the ordinary course during the period between the execution of the Merger Agreement and the consummation of the Merger and (ii) comply with certain other negative operating covenants, as set forth more fully in the Merger Agreement.

The Merger Agreement also contains a customary “no solicitation” provision that, subject to certain exceptions, restricts the Company’s ability to (i) solicit, initiate or knowingly encourage any inquiries or submission that could lead to a takeover proposal or (ii) enter into, engage or participate in discussions or negotiations with, furnish any nonpublic information relating to the Company to, or execute any agreement with, third parties in connection with a third-party takeover proposal. The no solicitation provision is subject to a “fiduciary out” that permits the Company, under certain circumstances and in compliance with certain obligations, to terminate the Merger Agreement and accept a Superior Proposal (as defined in the Merger Agreement) upon payment to Parent of the termination fee discussed below.

Prior to the acceptance of Shares by Purchaser in the Offer, the Company’s Board of Directors (the “Board”) may, among other things, change its recommendation that the Company’s stockholders accept the Offer and tender their Shares in the Offer in connection with a material event or development that was not known to, or reasonably anticipated by, the Board as of the date of the Merger Agreement (provided such event or development does not relate a third-party takeover proposal), subject to complying the procedures in the Merger Agreement.

The Merger Agreement also contains certain customary termination rights for both Parent and the Company, including, among others, (i) the ability of either Parent or the Company to terminate the Merger Agreement if the Offer is not consummated on or before February 7, 2018, (ii) the ability of the Company to terminate the Merger Agreement, under certain circumstances and in compliance with certain obligations, to enter into an agreement for an alternative transaction that constitutes a Superior Proposal or if all of the conditions to the closing of the Offer have been satisfied and Purchaser does not consummate the Offer in accordance with the terms of the Merger Agreement, or (iii) the ability of Parent to terminate the Merger Agreement due to a change in the recommendation of the Board with respect to the Offer or a willful and material breach of the “no solicitation” provisions by the Company.  Upon termination of the Merger Agreement in specified circumstances, including clause (ii) and (iii) above, the Company is required to pay Parent a termination fee of $83,271,000.

The foregoing description of the Merger Agreement is not complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 to this report and incorporated herein by reference. The Merger Agreement and the foregoing description of the Merger Agreement have been included to provide investors and our stockholders with information regarding the terms of the Merger. The assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in confidential disclosure schedules. Moreover, certain representations and warranties in the Merger Agreement were made as of a specified date, may be subject to a contractual standard of materiality different from what might be viewed as material to stockholders, or may have been used for the purpose of allocating risk between the parties to the Merger Agreement. Accordingly, the representations and warranties in the Merger Agreement should not be relied on by any persons as characterizations of the actual state of facts and circumstances about the Company, Parent or Purchaser at the time they were made or otherwise, and information in the Merger Agreement should be considered in conjunction with the entirety of the factual disclosure about the Company in the Company’s public reports filed with the SEC. Information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

ITEM 5.02                                  DEPARTURES OF DIRECTORS OR CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Waiver Letters

On May 7, 2017, the Company entered into waiver letter agreements with each of Craig Leavitt, Deborah Lloyd, George Carrara, Thomas Linko, Timothy Michno, and Linda Yanussi (each, a “Waiver Letter” and collectively, the “Waiver Letters”), pursuant to which the Company and each executive have agreed, among other things, to amend each executive’s respective executive severance agreement (“ESA”), employment agreement, and equity award agreements, as applicable, as follows:

•                  Each executive has agreed to a limited waiver of his or her “good reason” resignation rights commencing on the date of the consummation of the Merger and ending on the date that is the earliest of (i) a specified number months following the consummation of the Merger (nine (9) months for Mr. Leavitt and Ms. Lloyd, six (6) months for Mr. Carrara, and three (3) months for Messrs. Linko and Michno and Ms. Yanussi); (ii) for Mr. Leavitt, Ms. Lloyd, and

Mr. Carrara only, a specified outside date (March 30, 2018 for Mr. Leavitt and Ms. Lloyd and January 2, 2018 for Mr. Carrara); and (iii) such date as determined by Parent in its sole discretion (such period, the “waived good reason period”).  Each executive has waived the right to terminate his or her employment due to a “material diminution in duties or responsibilities,” unless the executive is assigned duties or responsibilities that are materially and substantially inconsistent with (in a negative manner) his or her experience, level, and education, and Mr. Leavitt and Ms. Lloyd each waived the right to terminate his or her employment because of any change in duties or responsibilities solely as a result of the consummation of the Merger, including no longer serving as a director of the Company or Parent.

•                  Each executive’s respective ESA was amended to provide that if the executive’s employment terminates due to the executive’s death or disability during the “waived good reason period,” then the executive will be entitled to receive severance payments and benefits as if his or her employment was terminated by the executive for good reason during the “waived good reason period.”

•                  For each executive, to the extent that his or her employment is terminated by the Company or Parent without cause or by the executive for good reason (as defined under his or her respective ESA and equity award arrangements, as amended by his or her respective Waiver Letter) prior to the payment date of the annual bonus pursuant to the Company’s 2017 annual incentive plan, each such executive will receive payment of his or her respective full target bonus (without proration) within 30 days following the date of such termination of employment.

•                  Provided that each executive remains continuously employed by Parent or any of its subsidiaries throughout the “waived good reason period,” each executive will be deemed to have good reason (“deemed good reason”) on the last day of the “waived good reason period,” and each executive will be deemed to have terminated his or her employment by virtue of such deemed good reason as of such date (the “deemed good reason date”) without giving effect to any notice requirement or cure period under his or her respective ESA and equity award arrangements, and will be entitled to receive severance payments and benefits pursuant to such agreements. All such cash payments, other than the benefits continuation, will be made to within 30 days following such executive’s employment termination date, so long as such executive has signed and not revoked a separation and release agreement at least 8 days prior to the payment.

•                  The definition of “cause” was amended to include only: (i) any willful or intentional act or failure to act by the executive constituting fraud, misrepresentation, theft, embezzlement, dishonesty or moral turpitude (collectively, “Fraud”) which results in demonstrable direct and material injury to the Company, (ii) the executive’s conviction of (or a plea of nolo contendere to) an offense which is a felony in the jurisdiction involved or which is a misdemeanor in the jurisdiction involved but which involves Fraud, or (iii) the executive’s material breach of a material written policy of the Company that has been provided to the Executive or the rules of any governmental or regulatory body applicable to the Company which results in demonstrable direct and material injury to the Company.

•                  The concept of a “performance-based termination” was removed from the ESAs for each of Messrs. Linko, Michno, and Carrara and Ms. Yanussi.

•                  Notwithstanding anything to the contrary in the Merger Agreement, for each executive, all of the outstanding restricted stock unit awards, performance share unit awards and market share unit awards, as applicable, that such executive holds as of the Effective Time will be cancelled and converted into cash awards that provide each executive the right to receive an amount in cash, without interest, equal to the Merger Consideration multiplied by the aggregate number of shares of Common Stock applicable to such equity awards (with performance with respect to the performance share units and market share units to be deemed to have been achieved at 100% of the target award), which will continue to vest on the same schedule as the cancelled restricted stock unit award, performance share unit award or market share unit award, as applicable, that relates to the converted cash award.  For the avoidance of doubt, such awards shall be subject to any continuing employment requirements set forth in the underlying equity award agreement, but will vest in full in the event that the executive’s employment is terminated without cause, or the executive resigns for good reason, during the “waived good reason period” or if the executive’s employment terminates on the “deemed good reason date.”  The cash payments for such awards shall be made no later than 30 days following the applicable vesting date or termination date.

•                  Provided that each of Mr. Leavitt and Ms. Lloyd remain employed by the Company or Parent as of January 1, 2018 for Mr. Leavitt or April 1, 2018 for Ms. Lloyd, each executive will be eligible to earn a retention bonus equal to 150% of each executive’s respective then-current base salary multiplied by a fraction, the numerator of which is equal to the number of days beginning on January 1, 2018 for Mr. Leavitt and April 1, 2018 for Ms. Lloyd and ending on his or her termination of employment and the denominator of which is equal to 365.  The retention bonus will be paid in a lump sum no later than 30 days following each executive’s respective termination date.

Deal Completion Bonus Letters

On May 7, 2017, the Company entered into letter agreements with each of George Carrara and Thomas Linko (the “Deal Completion Bonus Letters”), pursuant to which the Company has agreed to pay each executive a special one-time cash deal completion bonus following each such executive’s termination of employment with the Company in the amount of $750,000 and $500,000, respectively, subject to each executive’s continued employment through their respective “waived good reason period” (as defined in each executive’s respective Waiver Letter) or, if earlier, following such executive’s termination of employment by the Parent or the Company without “cause” or the executive’s resignation from employment for “good reason” (as each such term is defined in the executive’s respective ESA, as amended by their respective Waiver Letter).  The deal completion bonus will be paid within thirty days of each executive’s termination date.

The foregoing descriptions of the terms applicable to the Waiver Letters and the Deal Completion Bonus Letters are not complete and are qualified in their entirety by reference to the applicable Waiver Letters and Deal Completion Bonus Letters, copies of which will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ended July 1, 2017.

ITEM 8.01                                  OTHER EVENTS.

On May 8, 2017, the Company issued a joint press release with Parent announcing the transaction and execution of the Merger Agreement.  A copy of the joint press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Additional Information

The tender offer described in this document and the exhibits filed herewith has not yet commenced. This document is provided for informational purposes only and does not constitute an offer to purchase or the solicitation of an offer to sell any securities. At the time the tender offer is commenced, Coach, Inc. and its wholly owned subsidiary, Chelsea Merger Sub Inc., intend to file with the Securities and Exchange Commission (the “SEC”) a Tender Offer Statement on Schedule TO containing an offer to purchase, a form of letter of transmittal and other documents relating to the tender offer, and Kate Spade & Company intends to file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the tender offer. Coach, Inc., Chelsea Merger Sub Inc. and Kate Spade & Company intend to mail these documents to the Kate Spade & Company stockholders. INVESTORS AND SHAREHOLDERS SHOULD READ THOSE FILINGS CAREFULLY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Those documents may be obtained without charge at the SEC’s website at www.sec.gov. The offer to purchase and related materials may also be obtained (when available) for free by contacting the information agent for the tender offer.

Cautionary Statement Regarding Forward-Looking Statements

This document and the exhibits filed herewith contain forward-looking information related to Coach, Inc., Kate Spade & Company and the proposed acquisition of Kate Spade & Company by Coach, Inc. that involves substantial risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Forward-looking statements in this document include, among other things, statements about the potential benefits of the proposed acquisition, anticipated earnings accretion and growth rates, Coach, Inc.’s and Kate Spade & Company’s plans, objectives, expectations and intentions, the financial condition, results of operations and business of Coach, Inc. and Kate Spade & Company, and the anticipated timing of closing of the acquisition. Risks and uncertainties include, among other things, risks related to the satisfaction of the conditions to closing the acquisition (including the failure to obtain necessary regulatory approvals) in the anticipated timeframe or at all, including uncertainties as to how many of Kate Spade & Company’s stockholders will tender their shares in the tender offer and the possibility that the acquisition does not close; risks related to the ability to realize the anticipated benefits of the acquisition, including the possibility that the expected benefits from the proposed acquisition will not be realized or will not be realized within the expected time period; the risk that the businesses will not be integrated successfully; disruption from the transaction making it more difficult to maintain business and operational relationships; negative effects of this announcement or the consummation of the proposed acquisition on the market price of Coach, Inc.’s common stock and on Coach, Inc.’s operating results; significant transaction costs; unknown liabilities; the risk of litigation and/or regulatory actions related to the proposed acquisition; other business effects, including the effects of industry, market, economic, political or regulatory conditions; future exchange and interest rates; changes in tax and other laws, regulations, rates and policies; and future business combinations or disposals. In addition, actual results are subject to other risks and uncertainties that relate more broadly to Coach, Inc.’s overall business, including those more fully described in Coach, Inc.’s filings with the U.S. Securities and Exchange Commission (“SEC”) including its annual report on Form 10-K for the fiscal year ended December 31, 2016, and its quarterly reports filed on Form 10-Q for the current fiscal year, and Kate Spade & Company’s overall business and financial condition, including those more fully described in Kate Spade & Company’s filings with the SEC including its annual report on Form 10-K for the fiscal year ended December 31, 2016, and its quarterly reports filed on Form 10-Q for the current fiscal year. The forward-looking statements in this document and the documents filed herewith speak only as of this date and the date of such documents, respectively. We expressly disclaim any current intention to update or revise any forward-looking statements contained in this document to reflect any change of expectations with regard thereto or to reflect any change in events, conditions, or circumstances on which any such forward-looking statement is based, in whole or in part.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits:

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of May 7, 2017, by and among Kate Spade & Company, Coach, Inc. and Chelsea Merger Sub Inc.

99.1	Joint Press Release dated May 8, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KATE SPADE & COMPANY

Dated: May 8, 2017	By:	/s/ Craig A. Leavitt
Name: Craig A. Leavitt
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of May 7, 2017, by and among Kate Spade & Company, Coach, Inc. and Chelsea Merger Sub Inc.

99.1	Joint Press Release, dated May 8, 2017.